UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM	8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 28, 2021

NEENAH INC
(Exact Name Of Registrant As Specified In Charter)

Delaware	001-32240				20-1308307
(State of Incorporation)	(Commission File No.)				(I.R.S. Employer Identification No.)

	3460 Preston Ridge Road
	Alpharetta	,	Georgia	30005
(Address of principal executive offices, including zip code)

(678) 566-6500
(Registrant’s telephone number, including area code)

Not applicable
(Former name or address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	NP	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e(4)(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05        Costs Associated with Exit or Disposal Activities.

On June 28, 2021, the Board of Directors of Neenah, Inc. (the “Company”) unanimously approved the permanent closure of the Company’s manufacturing facility in Appleton, Wisconsin (the “Appleton Mill”). The closure of the facility is expected to be substantially complete by the end of the third quarter of 2021.

The Company expects to incur $5 million to $6 million of closure-related expenses, including $2 million of severance and related benefits charges and a cost of $2.4 million relating to the forfeiture of certain deferred income tax benefits.

As of June 30, 2021, the Appleton Mill had fixed assets with a net book value of approximately $43 million. In connection with the closure, the Company expects to incur non-cash, asset-related impairment charges of approximately $45 million.

The Company intends to recognize most of the charges relating to the closure of the Appleton Mill in the quarter ending June 30, 2021. However, the actual timing and costs associated with the closure may differ from the Company’s current expectations and estimates and such differences may be material.

Item 2.06        Material Impairments.

The information contained in Item 2.05 is hereby incorporated by reference into this Item 2.06.

Item 7.01        Regulation FD Disclosure.

On July 2, 2021, the Company issued a press release with respect to the matters reported in this Report. The press release is attached hereto as Exhibit 99.1 and incorporated by reference in this Item 7.01. The information in Exhibit 99.1 shall not be treated as filed for purposes of the Securities Exchange Act of 1934, as amended.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description of Exhibit

99.1	Press Release dated July 2, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Cautionary Note Regarding Forward-Looking Statements

Certain statements contained herein may constitute “forward-looking” statements as defined under the federal securities laws. Statements herein that are not historical facts may be forward-looking statements within the meaning of the federal securities laws and we caution investors that any forward-looking statements we make are not guarantees or indicative of future performance. These forward-looking statements rely on a number of assumptions concerning future events and are subject to risks, uncertainties and other factors, many of which are outside of our control and could cause actual results to materially differ from such statements. Such risks, uncertainties and other factors include, but are not necessarily limited to, those set forth under the captions “Forward-Looking Statements” and/or “Risk Factors” of our latest Form 10-K filed with the SEC as periodically updated by subsequently filed Form 10-Qs (these securities filings can be located on our website at www.neenah.com). Unless specifically required by law, we assume no obligation to update or revise these forward-looking statements to reflect new events or circumstances. These cautionary statements are being made with the intention of obtaining the benefits of the “safe harbor” provisions for forward-looking statements under the federal securities laws.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEENAH, INC.
(Registrant)

Date: July 2, 2021	/s/ Noah S. Benz
Noah S. Benz Executive Vice President, General Counsel and Secretary